EXHIBIT 10(ab)

                        UNION STATE BANK (THE "COMPANY")

                   KEY EMPLOYEES' SUPPLEMENTAL INVESTMENT PLAN

                                 AMENDMENT NO. 2

The Union State Bank Key Employees' Supplemental Investment Plan ("Plan") is hereby amended effective September 1, 2003 as follows:

1.   Article II, Eligibility, is amended by adding the following sentence:

     "Notwithstanding the above, any employee with total compensation in excess of compensation limits for Employee Stock Ownership, or other qualified plans, may participate on the first day of such eligibility."

2.   Section 3.2 is amended in its entirety to read as follows:

         "3.2 SALARY REDUCTION AGREEMENT. As a condition to the Company's obligation to make a Salary Reduction Contribution for the benefit of a Participant pursuant to Section 3.1, the Participant must execute a Salary Reduction Agreement in the form attached hereto. The Agreement for any Plan Year shall be made before the beginning of that Year and shall remain in full force and effect for subsequent Plan Years unless revoked by a Participant by written instrument delivered to the Company prior to the beginning of the Plan year in which such revocation is to be effective, except that in the first year of participation, a Participant may enter the Plan by executing a Salary Reduction Agreement within 30 days after first becoming eligible, which shall apply to compensation payable for services rendered after the Salary Reduction Agreement is delivered to the Company. The participant shall always be vested in Salary Reduction Contributions."

3.   New Section 3.4(c) is added to read as follows:

         "3.4(c) A Participant's account balance in optional contributions will not be fully vested at all times. Rather, the Participant will be vested in this account to the same extent that his optional account under the U.S.B. Holding Co., Inc. Employee Stock Ownership Plan (with 401(k) Provisions) is vested.

4.   New Section 3.5 is added as follows:

         "3.5 LIMITS ON CONTRIBUTIONS. Notwithstanding the above, total employee matching or optional contributions shall not exceed twenty-five percent of each Participant's total compensation in any Plan Year."
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         IN WITNESS WHEREOF, the Company has formally adopted Amendment No. 2 to the Key Employees' Supplemental Investment Plan effective September 1, 2003.

                                              UNION STATE BANK



                                       By:  /s/ Thomas E. Hales
                                            ------------------------------------
                                            Thomas E. Hales
                                            Chairman of the
                                            Board, President and C.E.O.


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